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Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Wentworth Energy, Inc.
(A Development Stage Enterprise)

        We consent to the use in the Registration Statement of Wentworth Energy, Inc. on Form S-1 (the "Registration Statement") of our Auditor's Report dated April 13, 2006, except notes 9, 13 and 17 dated December 13, 2006 on the balance sheets of Wentworth Energy, Inc. as at December 31, 2005 and the related statements of operations and deficit, stockholders' equity and cash flows for the year ended December 31, 2005.

        In addition, we consent to the reference to us under the heading "Experts" in the Registration Statement.

/s/ MacKay LLP

MACKAY LLP
CHARTERED ACCOUNTANTS

Vancouver, British Columbia
Canada

February 13, 2008

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  Exhibit 23.3
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM